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                                                                   Exhibit 21.01

                             LODGING SUBSIDIARIES

BOULEVARD MOTEL CORP.
     Bay Ridge Spirits Corp.
     Biscayne Land Associates, Inc.
     Biscayne Properties, Inc.
     Bowling Green Inn - Brandywine, Inc.
     Cardinal Beverage Corp.
     Everglades Beverage Corp.
     Fairways Beverage Corp.
     Fairways, Inc.
     K & A Corp.
     MCH Baltimore Corp.
     MCH Hot Springs Corp.
     MCH Lincoln Corp.
     MCH Management, Inc.
     MCH Roanoke Corp.
     MCH Shady Grove Corp.
     MCH Springfield Corp.
     MCH Sturgis Corp.
     MCH Wichita Corp.
     MCHD Cypress Creek Corp.
     MCHD Ft. Lauderdale Corp.
     MCHD Hampton Corp.
     Raleigh Hotel Holdings, Inc.
     West Montgomery Hotel Holdings, Inc.
CACTUS HOTEL CORP.
CHOICE HOTELS FRANCHISING, INC.
     CH Europe, Inc. (d)
     Choice Capital Corp.
     Choice Hotels Australia Pty. Ltd. (90%)
     Choice Hotels Canada Inc. (50%)
     Choice Hotels (Cayman) Ltd. (10%)
     Choice Hotels International Asia Pacific Pty. Ltd.
     Choice Hotels International Pty. Ltd. (Formerly Quality Inn Pty. Ltd.) (d) Choice Hotels (Ireland) Limited (d)
     Choice Hotels Japan, Inc. (Formerly Quality Hotels Japan, Inc.)
     Choice Hotels Limited
     Choice Hotels of Brazil, Inc.
     Choice Hotels Pacific Asia K.K. (Formerly Quality Hotels Pacific Asia, Inc.) (d)
     Choice Hotels Pty. Ltd. (Formerly Quality Hotels Pty. Ltd.) (d)
     Choice Hotels Systems, Inc.
     Choice Hotels Venezuela, C.A. (20%)
     Clarion Hotel Pty. Ltd. (Formerly Royale Hotels Pty. Ltd.) (d)
     Comfort Hotels Pty. Ltd. (d)
     Comfort Inn Pty. Ltd. (d)
     Comfort Inns New Zealand Limited (Formerly Quality Inns New Zealand Limited) (d)
     Hoteles Cono Sur S.A.
     QI Capital Corp. (d)
     Quality Hotels Europe, Inc.
     Quality Hotels (Ireland) Limited (d)
     Quality Hotels Limited (Formerly Quality Hotels (China) Limited)
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     (50%; 50% Manor Care, Inc.) (d)
     Quality Hotels and Resorts, Inc. (d)
          Baltimore Hotel Management, Inc. (d)
          Myrtle Beach Hotel Management, Inc. (d)
     Quality Inns International, Inc. (Formerly Choice Hotels International,
     Inc.)
     Quality Inter-Americas, Inc. (d)
     Sleep Inn Pty. Ltd. (d)
COMFORT CALIFORNIA, INC.
GULF HOTEL CORP.
HEFRU FOOD SERVICES, INC.
QCM BEVERAGES, INC. (49%; 51% Texas resident)
QCM CORPORATION (d)
QI ADVERTISING AGENCY, INC.
QUALITY ARIZONA, INC. (d)
     QH Europe, Inc. (d)
QUALITY INNS WORLD MARKETING CORPORATION
QUALITY INSURANCE ASSOCIATES, INC. (d)
BEVERE GROUP, INC. (THE) (d)
SUNBURST HOTEL CORP.
THICKET, INC. (THE) (Non-Profit; owned by members)

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(d) Dormant subsidiary.